HealthStream Announces Second Quarter 2026 Results Page 1 August 3, 2026	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES SECOND QUARTER 2026 RESULTS

NASHVILLE, Tenn. (August 3, 2026)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for clinical workforce solutions, today announced results for the second quarter ended June 30, 2026.

Second Quarter 2026

•	Revenues of $83.7 million, up 12.5% from $74.4 million in the second quarter of 2025, setting a new Company record for quarterly revenue
•	Operating income of $8.3 million, up 41.4% from $5.9 million in the second quarter of 2025
•	Net income of $6.7 million, up 23.8% from $5.4 million in the second quarter of 2025
•	Earnings per share (EPS) of $0.23 per share (diluted), up from $0.18 per share (diluted) in the second quarter of 2025
•	Adjusted EBITDA[1] of $20.6 million, up 16.9% from $17.6 million in the second quarter of 2025
•	Board of Directors declared a quarterly cash dividend of $0.035 per share, payable on August 28, 2026 to holders of record on August 17, 2026

Financial Results:

Second Quarter 2026 Compared to Second Quarter 2025

Revenues for the second quarter of 2026 increased by $9.3 million, or 12.5%, to $83.7 million, compared to $74.4 million for the second quarter of 2025. Subscription revenues increased by $8.0 million, or 11.2%, and professional services revenues increased by $1.3 million compared to the second quarter of 2025. Compared to the second quarter of 2025, revenue growth for the second quarter of 2026 was positively impacted by $3.1 million from our acquisitions of Virsys12 and MissionCare Collective completed during the fourth quarter of 2025 and $6.2 million from growth across our existing portfolio of solutions, of which $2.0 million related to the resolution of previously constrained estimates of variable consideration under a customer contract, which was recognized as a cumulative catch-up in accordance with ASC 606 during the second quarter of 2026.

Operating income was $8.3 million for the second quarter of 2026, up 41.4% from $5.9 million in the second quarter of 2025. The improvement in operating income was primarily attributable to increased revenues and income associated with our sublease that commenced during the second quarter of 2025. These improvements were partially offset by higher expenses in the second quarter of 2026 including increased personnel costs, third-party software expenses, sales commissions, marketing, cloud hosting, royalties, and amortization expense from our fourth quarter 2025 acquisitions.

Net income was $6.7 million in the second quarter of 2026, up 23.8% from $5.4 million in the second quarter of 2025, and EPS was $0.23 per share (diluted) in the second quarter of 2026, up from $0.18 per share (diluted) in the second quarter of 2025.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Second Quarter 2026 Results Page 2 August 3, 2026

Adjusted EBITDA was $20.6 million for the second quarter of 2026, up 16.9% from $17.6 million in the second quarter of 2025.

At June 30, 2026, the Company had cash, cash equivalents, and marketable securities of $66.7 million. The Company does not have any outstanding indebtedness from borrowed money. Capital expenditures incurred during the second quarter of 2026 were $8.5 million.

Year-to-Date 2026 Compared to Year-to-Date 2025

For the six months ended June 30, 2026, revenues were $164.9 million, an increase of 11.5% over revenues of $147.9 million for the first six months of 2025. Operating income for the first six months of 2026 increased by 54.2% to $15.8 million, compared to $10.3 million for the first six months of 2025. The increase in operating income was primarily attributable to higher revenues and income associated with our sublease that commenced during the second quarter of 2025, partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and enterprise applications, resulting in higher labor costs, third-party software, royalties expense, cloud hosting, along with higher commissions expense. Net income for the first six months of 2026 increased to $12.6 million, compared to $9.7 million for the first six months of 2025. Earnings per share were $0.43 per share (diluted) for the first six months of 2026, compared to $0.32 per share (diluted) for the first six months of 2025. Adjusted EBITDA increased by 20.4% to $40.7 million for the first six months of 2026, compared to $33.8 million for the first six months of 2025.

Other Business Updates

On March 13, 2026, the Company announced a new share repurchase program approved by the Board of Directors under which the Company is authorized to repurchase up to $10.0 million of its outstanding shares of common stock. Pursuant to this authorization, the Company is authorized to make repurchases in the open market, including under Rule 10b5-1 plans, through privately negotiated transactions, or otherwise. This share repurchase program will terminate on the earlier of September 12, 2026 or when the maximum dollar amount under the plan is expended. During the three months ended June 30, 2026, the Company repurchased 90,131 shares of common stock at an aggregate fair value of $1.8 million under this authorization. Moreover, during the six months ended June 30, 2026, the Company repurchased 209,498 shares of common stock at an aggregate fair value of $4.3 million under this authorization.

Additionally, during the three months ended March 31, 2026, the Company repurchased 222,978 shares of common stock at an aggregate fair value of $5.0 million under its prior share repurchase program that was authorized on November 11, 2025. This program authorized the Company to repurchase up to $10.0 million of its outstanding shares of common stock and terminated during the three months ended March 31, 2026 when the maximum dollar amount under the program was expended.

In the aggregate during the first six months of 2026, the Company repurchased 432,476 shares of common stock under the share repurchase programs described above on a collective basis at an aggregate fair value of $9.3 million, reflecting an average purchase of $21.50 per share (excluding the cost of broker commissions and the 1% share repurchase excise tax imposed by the Inflation Reduction Act of 2022).

On August 3, 2026, the Board of Directors approved a quarterly cash dividend under the Company's dividend policy of $0.035 per share, payable on August 28, 2026 to holders of record on August 17, 2026.

HealthStream Announces Second Quarter 2026 Results Page 3 August 3, 2026

Financial Outlook for 2026

The Company is updating its guidance for 2026 for the measures set forth below.

	Full Year 2026 Guidance
	Low		High
Revenue[1]	$327.0	-	$332.0	million

Net Income[2]	$19.5	-	$22.2	million

Adjusted EBITDA[3]	$74.0	-	$78.0	million

Capital Expenditures	$31.0	-	$34.0	million

1 Previous expected Revenue guidance range was $323.0 to $330.0 million.

2 Previous expected Net Income guidance range was $20.4 to $22.8 million.

3 Previous expected Adjusted EBITDA guidance range was $73.0 to $77.0 million. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2026, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals, and assumes that general economic conditions do not deteriorate. This guidance does not include the impact of any future acquisitions or dispositions that we may complete during 2026, gains or losses from changes in the fair value of non-marketable equity investments or contingent consideration, or impairment of long-lived assets.

Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, "In the second quarter of 2026, HealthStream delivered record revenue of $83.7 million, up 12.5%, and adjusted EBITDA of $20.6 million, up 16.9%, compared to the second quarter of 2025. This performance gives us the flexibility to continue investing in our hStream platform and products that we believe will drive durable, long-term growth as we build an even stronger ecosystem for the healthcare organizations and professionals we serve."

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations and Communications, will be held on Tuesday, August 4, 2026, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/jzehvmr3. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIe2f962877acd428995d6691d8adf91a5. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

HealthStream Announces Second Quarter 2026 Results Page 4 August 3, 2026

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, impairments of long-lived assets, changes in fair value of contingent consideration, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

Adjusted EBITDA should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered clinical workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces Second Quarter 2026 Results Page 5 August 3, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues, net	$83,732	$74,396	$164,935	$147,881
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	29,015	26,364	56,774	51,851
Product development	13,581	12,073	27,187	24,121
Sales and marketing	13,503	11,808	26,463	23,958
General and administrative	8,037	7,398	16,039	16,066
Depreciation and amortization	11,275	10,867	22,640	21,621
Total operating costs and expenses	75,411	68,510	149,103	137,617

Operating income	8,321	5,886	15,832	10,264

Interest income	475	958	889	1,889
Other (expense) income, net	(100)	23	(204)	(39)

Income before income tax provision	8,696	6,867	16,517	12,114
Income tax provision	2,027	1,478	3,938	2,393
Net income	$6,669	$5,389	$12,579	$9,721

Net income per share:
Basic	$0.23	$0.18	$0.43	$0.32
Diluted	$0.23	$0.18	$0.43	$0.32

Weighted average shares of common stock outstanding:
Basic	29,230	30,320	29,303	30,382
Diluted	29,314	30,450	29,369	30,519
Dividends declared per share	$0.035	$0.031	$0.070	$0.062

HealthStream Announces Second Quarter 2026 Results Page 6 August 3, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$46,169	$36,161
Marketable securities	20,562	20,843
Accounts and unbilled receivables, net	36,803	38,998
Prepaid and other current assets	26,687	23,654
Total current assets	130,221	119,656

Capitalized software development, net	46,638	45,581
Property and equipment, net	10,169	10,661
Operating lease right of use assets, net	13,818	15,272
Goodwill and intangible assets, net	272,697	282,448
Other assets	48,056	46,756
Total assets	$521,599	$520,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$29,653	$35,729
Deferred revenue	92,983	88,417
Total current liabilities	122,636	124,146
Deferred tax liabilities	21,952	18,246
Deferred revenue, noncurrent	1,452	1,344
Operating lease liability, noncurrent	13,429	14,684
Other long-term liabilities	5,525	7,931
Total liabilities	164,994	166,351

Shareholders’ equity:
Common stock	224,384	231,797
Accumulated other comprehensive loss	(1,890)	(1,361)
Retained earnings	134,111	123,587
Total shareholders’ equity	356,605	354,023
Total liabilities and shareholders' equity	$521,599	$520,374

HealthStream Announces Second Quarter 2026 Results Page 7 August 3, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2026	2025
Operating activities:
Net income	$12,579	$9,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,640	21,621
Stock-based compensation	2,415	1,940
Amortization of deferred commissions	6,872	6,017
Deferred income taxes	3,724	467
Provision for credit losses	222	391
Loss on equity method investments	66	107
Other	(356)	(776)
Changes in assets and liabilities:
Accounts and unbilled receivables	1,944	3,465
Prepaid and other assets	(8,640)	(10,324)
Accounts payable, accrued, and other liabilities	(5,512)	(4,224)
Deferred revenue	4,613	3,692
Net cash provided by operating activities	40,567	32,097

Investing activities:
Cash paid for acquisitions	(312)	—
Proceeds (purchases) from marketable securities, net	607	(27)
Purchase of other investments	(2,600)	(500)
Purchases of property and equipment	(1,650)	(3,372)
Payments associated with capitalized software development	(14,251)	(14,500)
Net cash used in investing activities	(18,206)	(18,399)

Financing activities:
Taxes paid related to net settlement of equity awards	(582)	(1,075)
Payment of earn-outs related to acquisitions	(401)	—
Payment of cash dividends	(2,055)	(1,890)
Repurchases of common stock	(9,306)	(18,121)
Net cash used in financing activities	(12,344)	(21,086)

Effect of exchange rate changes on cash and cash equivalents	(9)	21
Net increase (decrease) in cash and cash equivalents	10,008	(7,367)
Cash and cash equivalents at beginning of period	36,161	59,469
Cash and cash equivalents at end of period	$46,169	$52,102

HealthStream Announces Second Quarter 2026 Results Page 8 August 3, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$6,669	$5,389	$12,579	$9,721
Interest income	(475)	(958)	(889)	(1,889)
Interest expense	25	25	50	50
Income tax provision	2,027	1,478	3,938	2,393
Stock-based compensation expense	1,106	836	2,415	1,940
Depreciation and amortization	11,275	10,867	22,640	21,621
Fair value adjustment on contingent consideration	(4)	—	(4)	—
Adjusted EBITDA	$20,623	$17,637	$40,729	$33,836

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Second Quarter 2026 Results Page 9 August 3, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2026

(In thousands)

(Unaudited)

	Low	High
Net income	$19,500	$22,200
Interest income	(1,600)	(1,800)
Interest expense	100	100
Income tax provision	6,100	7,000
Stock-based compensation expense	4,600	4,800
Depreciation and amortization	45,300	45,700
Adjusted EBITDA	$74,000	$78,000

HealthStream Announces Second Quarter 2026 Results Page 10 August 3, 2026

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2026 and our quarterly dividend that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the technology and healthcare industry, tariff and trade-related developments, inflationary pressures, geopolitical instability, and legal requirements and contractual restrictions which may affect the continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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